Exhibit 99.1
NEWS RELEASE
For immediate release

Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
Odyssey Re Holdings Corp. Reports Third Quarter 2008 Results
Stamford, CT — October 30, 2008 — Odyssey Re Holdings Corp. (NYSE: ORH) today reported net income available to common shareholders of $121.5 million, or $1.96 per diluted share, for the quarter ended September 30, 2008, compared to $112.1 million, or $1.57 per diluted share, for the quarter ended September 30, 2007. The results for the quarter ended September 30, 2008 include the combined effect of the previously announced catastrophe losses resulting from Hurricanes Ike and Gustav of $78.0 million, after tax, or $1.26 per diluted share. Operating loss after tax(1) was $6.4 million, or a loss of $0.10 per diluted share, for the third quarter of 2008, compared to operating income after tax of $55.2 million, or $0.77 per diluted share, for the third quarter of 2007. The third quarter 2008 net income available to common shareholders includes after-tax net realized gains of $127.9 million, or $2.06 per diluted share, compared to after-tax net realized gains of $56.9 million, or $0.80 per diluted share, for the third quarter of 2007.
For the nine months ended September 30, 2008, net income available to common shareholders was $435.7 million, or $6.68 per diluted share, compared to $344.2 million, or $4.79 per diluted share, for the comparable period of 2007. Net realized gains, after tax, for the nine months ended September 30, 2008 were $367.5 million, or $5.63 per diluted share, compared to $166.9 million, or $2.32 per diluted share, for the nine months ended September 30, 2007.
Highlights for the third quarter and first nine months of 2008 are summarized as follows:
▪	Pre-tax income of $185.9 million for the third quarter of 2008 and $670.8 million for the nine months ended September 30, 2008;

▪	The results for the third quarter of 2008 include the combined effect of the previously announced catastrophe losses resulting from Hurricanes Ike and Gustav of $78.0 million, after tax, or $1.26 per diluted share, while the results for the third quarter of 2007 include an after-tax loss of $13.8 million, or $0.19 per diluted share, related to the settlement of litigation;

▪	During the quarter ended September 30, 2008, the Company repurchased and retired approximately 3.8 million shares of its common stock for $140.7 million, representing an average repurchase price of $37.34 per share. From the inception of the repurchase program in June 2007 through September 30, 2008, the Company has repurchased and retired 12.1 million shares of its common stock at an aggregate cost of $445.8 million, representing an average repurchase price of $36.79 per share;

▪	Total shareholders’ equity was $2.61 billion at September 30, 2008, compared to total shareholders’ equity of $2.65 billion at December 31, 2007;

•	Total invested assets and cash as of September 30, 2008 were $8.0 billion, or $133.15 per share, an increase from $7.8 billion, or $111.90 per share, at December 31, 2007; and

•	Book value per common share(2) of $41.78, an increase of 2.9%, or $1.17 per share, from June 30, 2008, and a 13.6% increase, or $5.00 per share, from year end 2007.

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Gross premiums written for the quarter ended September 30, 2008 were $656.7 million, an increase of 3.3% compared to $635.8 million for the quarter ended September 30, 2007. Included in gross premiums for the quarter ended September 30, 2008 are reinstatement premiums of $14.4 million related to Hurricanes Ike and Gustav. Net premiums written for the third quarter of 2008 were $571.8 million, a decrease of 0.7% compared to third quarter 2007 net premiums written of $575.8 million.
The combined ratio for the third quarter of 2008 was 113.0%, compared to 97.8% for the third quarter of 2007. The underwriting results for the quarter ended September 30, 2008 include a pre-tax loss of $120.0 million, net of reinstatement premiums, or 22.0 combined ratio points, related to Hurricanes Ike ($110.0 million loss) and Gustav ($10.0 million loss). For the quarter ended September 30, 2008, losses incurred related to prior years decreased by $3.6 million. For the quarter ended September 30, 2007, losses incurred related to prior years increased by $30.9 million. For the nine months ended September 30, 2008 and 2007, the combined ratio was 103.6% and 96.0%, respectively.
Net investment income totaled $62.5 million for the third quarter of 2008, compared to $86.5 million for the third quarter of 2007. The decline is principally due to a decrease in investment yield. Net pre-tax realized gains were $196.7 million for the third quarter of 2008, compared to $87.6 million for the third quarter of 2007. Net pre-tax realized gains for the quarters ended September 30, 2008 and 2007 were reduced by $61.2 million and $40.9 million, respectively, for other-than-temporary impairments on certain investments. For the three months ended September 30, 2008, net cash flow from operations was $115.4 million, compared to $49.4 million for the three months ended September 30, 2007.
At September 30, 2008, total investments and cash were $8.0 billion, an increase of $222.3 million, or 2.9%, compared to December 31, 2007. Net unrealized losses, after tax, at September 30, 2008 were $14.5 million, compared to net unrealized gains, after tax, of $88.3 million at December 31, 2007. In the third quarter of 2008, OdysseyRe paid a cash dividend of $0.075 per common share on September 26, 2008 to common shareholders of record as of September 12, 2008.
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(1)	“Operating income (loss)” after tax is a non-generally accepted accounting principles (“GAAP”) financial measure often used by investors to evaluate performance in the insurance and reinsurance industry. Operating income (loss) after tax is equal to net income available to common shareholders, excluding net realized gains. Although realized gains or losses are an integral part of the Company’s operations, the amount recognized during any particular period cannot be reasonably estimated and can vary significantly. Management believes that providing operating income (loss) after tax to investors is a useful supplement to GAAP information concerning the Company’s performance. A reconciliation of net income available to common shareholders to operating income (loss) after tax and related amounts per diluted common share is as follows (in millions, except per share amounts):

		Three months ended (unaudited)
	September 30, 2008		September 30, 2007
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$121.5	$1.96	$112.1	$1.57
Less: Net realized gains, after tax	(127.9)	(2.06)	(56.9)	(0.80)

Operating (loss) income, after tax	$(6.4)	$(0.10)	$55.2	$0.77

		Nine months ended (unaudited)
	September 30, 2008		September 30, 2007
		Per Diluted		Per Diluted
	$	Share	$	Share
Net income available to common shareholders	$435.7	$6.68	$344.2	$4.79
Less: Net realized gains, after tax	(367.5)	(5.63)	(166.9)	(2.32)

Operating income, after tax	$68.2	$1.05	$177.3	$2.47

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(2)	Book value per common share, a financial measure often used by investors, is calculated using common shareholders’ equity, a non-GAAP financial measure, which represents total shareholders’ equity, a GAAP financial measure, reduced by the equity attributable to our preferred stock. The common shareholders’ equity is divided by our common shares outstanding at the end of each respective period to derive book value per common share, as reflected in the following table (in millions, except share and per share amounts):

	September 30,	June 30,	December 31,
	2008	2008	2007
Total shareholders’ equity	$2,608.3	$2,691.5	$2,654.7
Less: equity related to preferred shares	97.5	97.5	97.5

Total common shareholders’ equity	$2,510.8	$2,594.0	$2,557.2

Common shares outstanding	60,095,825	63,883,378	69,521,494

Book value per common share	$41.78	$40.61	$36.78

A conference call to discuss the financial results will be held at 10:00 a.m. Eastern Time on Friday, October 31, 2008.
A live audio webcast of the conference call will be available on the Odyssey Re Holdings Corp. web site (www.odysseyre.com). In addition, callers not able to access the Internet may listen to the conference call by dialing (888) 661-5176 (domestic) or (913) 312-1402 (international), the passcode number is 6774240. A replay of the call will be available from 12:00 p.m. Eastern Time on Friday, October 31, 2008 until 11:59 p.m. Eastern Time on Saturday, November 8, 2008. To access the replay, please call either (888) 203-1112 (domestic) or (719) 457-0820 (international); the passcode number is 6774240.
# # #
Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Latin America. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol ORH.
# # #
Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: a reduction in net income if the Company’s loss reserves are insufficient; the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; an inability to realize the Company’s investment objectives; a decrease in the level of demand for the Company’s reinsurance or insurance business, or increased competition; emerging claim and coverage issues; risks relating to ongoing investigations by U.S. government authorities; the risk that ongoing regulatory developments will disrupt the Company’s business or mandate changes in industry practices that increase the Company’s costs; changes in economic conditions, including interest rate, currency, equity and credit conditions; the Company’s inability to access its subsidiaries’ cash; loss of services of any of the Company’s key employees; risks related to the Company’s use of reinsurance brokers; failure of the Company’s reinsurers to honor their obligations; regulatory and legislative changes; risks associated with the growth of the Company’s specialty insurance business; and other factors that are described in the Company’s filings with the Securities and Exchange Commission. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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# # #
Visit OdysseyRe’s web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Investor Information.”
# # #
Consolidated financial and segment information follows:

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ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Investments and cash:
Fixed income securities, available for sale, at fair value (amortized cost $3,976,703 and $4,370,999, respectively)	$3,947,735	$4,402,260
Fixed income securities, held as trading securities, at fair value (amortized cost $339,381 and $232,505, respectively)	297,209	243,164
Redeemable preferred stock, at fair value (cost $510 and $2,086, respectively)	369	1,187
Equity securities:
Common stocks, at fair value (cost $987,630 and $805,707, respectively)	970,298	885,751
Common stocks, at equity	144,613	157,450
Short-term investments, at fair value	286,120	483,757
Cash and cash equivalents	1,927,964	897,963
Cash and cash equivalents held as collateral	92,555	295,225
Other invested assets	334,841	412,687

Total investments and cash	8,001,704	7,779,444
Accrued investment income	50,389	70,597
Premiums receivable	568,564	470,227
Reinsurance recoverable on paid losses	73,319	83,123
Reinsurance recoverable on unpaid losses	651,303	643,509
Prepaid reinsurance premiums	100,014	60,528
Funds held by reinsureds	135,447	151,997
Deferred acquisition costs	152,776	150,800
Other assets	103,639	90,776

Total assets	$9,837,155	$9,501,001

LIABILITIES
Unpaid losses and loss adjustment expenses	$5,335,783	$5,119,085
Unearned premiums	780,720	724,272
Reinsurance balances payable	163,270	98,864
Funds held under reinsurance contracts	69,233	84,696
Debt obligations	489,247	489,154
Federal and foreign income taxes payable	4,123	13,615
Obligation to return borrowed securities	—	60,675
Other liabilities	386,492	255,940

Total liabilities	7,228,868	6,846,301

SHAREHOLDERS’ EQUITY
Preferred shares, $0.01 par value; 200,000,000 shares authorized; 2,000,000 Series A shares and 2,000,000 Series B shares issued and outstanding	40	40
Common shares, $0.01 par value; 500,000,000 shares authorized; 60,203,970 and 69,684,726 shares issued, respectively	602	697
Additional paid-in capital	603,409	958,544
Treasury shares, at cost (108,145 and 163,232 shares, respectively)	(4,032)	(6,250)
Accumulated other comprehensive (loss) income, net of deferred income taxes	(31,575)	85,023
Retained earnings	2,039,843	1,616,646

Total shareholders’ equity	2,608,287	2,654,700

Total liabilities and shareholders’ equity	$9,837,155	$9,501,001

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2008	2007	2008	2007
REVENUES
Gross premiums written	$1,800,456	$1,757,347	$656,744	$635,837
Ceded premiums written	207,347	150,267	84,937	60,027

Net premiums written	1,593,109	1,607,080	571,807	575,810
Increase in unearned premiums	(20,750)	(5,450)	(26,414)	(27,833)

Net premiums earned	1,572,359	1,601,630	545,393	547,977
Net investment income	200,329	252,470	62,505	86,467
Net realized investment gains	565,368	256,786	196,743	87,623

Total revenues	2,338,056	2,110,886	804,641	722,067

EXPENSES
Losses and loss adjustment expenses	1,181,388	1,080,864	469,084	377,471
Acquisition costs	316,983	329,277	103,790	114,429
Other underwriting expenses	129,888	127,928	43,493	44,101
Other expense (income), net	13,192	11,310	(6,018)	3,153
Interest expense	25,827	28,286	8,390	9,410

Total expenses	1,667,278	1,577,665	618,739	548,564

Income before income taxes	670,778	533,221	185,902	173,503

Federal and foreign income tax provision (benefit):
Current	312,112	133,809	132,169	23,145
Deferred	(82,460)	48,918	(69,508)	36,148

Total federal and foreign income tax provision	229,652	182,727	62,661	59,293

Net income	441,126	350,494	123,241	114,210
Preferred dividends	(5,457)	(6,275)	(1,770)	(2,091)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$435,669	$344,219	$121,471	$112,119

BASIC
Weighted average common shares outstanding	64,746,841	70,855,391	61,405,332	70,951,182

Basic earnings per common share	$6.73	$4.86	$1.98	$1.58

DILUTED
Weighted average common shares outstanding	65,222,274	71,906,912	61,859,163	71,436,813

Diluted earnings per common share	$6.68	$4.79	$1.96	$1.57

DIVIDENDS
Dividends declared per common share	$0.200	$0.188	$0.075	$0.063

COMPREHENSIVE INCOME
Net income	$441,126	$350,494	$123,241	$114,210
Other comprehensive (loss) income, net of tax	(115,213)	44,369	(59,334)	86,461

Comprehensive income	$325,913	$394,863	$63,907	$200,671

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS (UNAUDITED)
(IN THOUSANDS)

	Nine Months Ended			Three Months Ended
	September 30,		%	September 30,		%
	2008	2007	Change	2008	2007	Change
GROSS PREMIUMS WRITTEN
Americas	$598,957	$642,961	(6.8)%	$234,783	$224,873	4.4%
EuroAsia	491,865	430,615	14.2	151,409	141,847	6.7
London Market	278,463	263,707	5.6	98,190	102,093	(3.8)
U.S. Insurance	431,171	420,064	2.6	172,362	167,024	3.2

Total	$1,800,456	$1,757,347	2.5%	$656,744	$635,837	3.3%

NET PREMIUMS WRITTEN
Americas	$586,593	$629,039	(6.7)%	$229,362	$220,393	4.1%
EuroAsia	469,361	410,334	14.4	141,888	133,285	6.5
London Market	223,835	233,658	(4.2)	83,304	91,721	(9.2)
U.S. Insurance	313,320	334,049	(6.2)	117,253	130,411	(10.1)

Total	$1,593,109	$1,607,080	(0.9)%	$571,807	$575,810	(0.7)%

NET PREMIUMS EARNED
Americas	$586,760	$633,599	(7.4)%	$208,663	$214,775	(2.8)%
EuroAsia	437,215	411,264	6.3	137,578	136,655	0.7
London Market	231,237	231,643	(0.2)	83,875	75,472	11.1
U.S. Insurance	317,147	325,124	(2.5)	115,277	121,075	(4.8)

Total	$1,572,359	$1,601,630	(1.8)%	$545,393	$547,977	(0.5)%

	Nine Months Ended		Percentage	Three Months Ended		Percentage
	September 30,		Point	September 30,		Point
	2008	2007	Change	2008	2007	Change
LOSSES AND LOSS ADJUSTMENT EXPENSES RATIO
Americas	87.8%	71.8%	16.0	127.3%	78.0%	49.3
EuroAsia	72.9	67.7	5.2	60.4	62.1	(1.7)
London Market	63.6	61.1	2.5	67.1	66.5	0.6
U.S. Insurance	63.2	63.4	(0.2)	55.7	61.9	(6.2)

Total	75.1%	67.5%	7.6	86.0%	68.9%	17.1

ACQUISITION COSTS AND OTHER UNDERWRITING EXPENSES RATIO
Americas	32.1%	31.0%	1.1	30.7%	31.6%	(0.9)
EuroAsia	26.1	27.3	(1.2)	26.2	26.7	(0.5)
London Market	26.8	26.2	0.6	23.8	26.2	(2.4)
U.S. Insurance	26.0	27.0	(1.0)	23.5	28.4	(4.9)

Total	28.5%	28.5%	—	27.0%	28.9%	(1.9)

COMBINED RATIO
Americas	119.9%	102.8%	17.1	158.0%	109.6%	48.4
EuroAsia	99.0	95.0	4.0	86.6	88.8	(2.2)
London Market	90.4	87.3	3.1	90.9	92.7	(1.8)
U.S. Insurance	89.2	90.4	(1.2)	79.2	90.3	(11.1)

Total	103.6%	96.0%	7.6	113.0%	97.8%	15.2